SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Power Medical Interventions, Inc. (the “Company”) announced on May 21, 2009 that it has received notification from the NASDAQ Listing Qualifications Panel (the “Panel”) stating that the Panel has determined to delist the shares of the Company from The NASDAQ Capital Market, effective with the open of business on May 22, 2009.

The determination follows the Company’s announcement on March 24, 2009 that the Panel had granted the Company’s request for conditional listing, through May 20, 2009, to satisfy the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market.  The delisting is the result of the Company’s non-compliance with the minimum stockholders’ equity requirement as of May 20, 2009, which date represents the full extent of the Panel’s discretion in this matter.

The Company anticipates that its securities will be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), effective with the open of business on May 22, 2009.  The Company’s trading symbol will remain PMII.  However, it is the Company’s understanding that, for certain quote publication websites, investors may be required to key PMII.OB to obtain quotes.

A copy of the Company’s May 21, 2009 press release concerning the delisting of the Company’s shares from The NASDAQ Capital Market is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 8.01        Other Events

On May 20, 2009, the Company’s press release attached as Exhibit 99.2 announced that Convertible Capital has been retained to explore financing options including the possibility of restructuring the Company’s debt.

ITEM 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit		Filed with this	Incorporated by Reference
No.	Description	Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated May 21, 2009.	☒

99.2	Press release issued by Power Medical Interventions, Inc., dated May 20, 2009	☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner
Chief Financial Officer

Date: May 22, 2009